CONTACT:

Stanley Berger

SM Berger & Company

(216)464-6400

Q.E.P. CO., INC., REPORTS $0.10 EARNINGS PER

SHARE IN ITS FISCAL 2007 THIRD QUARTER

SALES WERE THE HIGHEST EVER FOR BOTH A THIRD-QUARTER AND NINE-MONTH PERIOD

BOCA RATON, FLORIDA—January 16, 2007—Q.E.P. CO., INC. (Nasdaq: QEPC), today announced financial results for its fiscal 2007 third quarter and nine months ended November 30, 2006.

Lewis Gould, Q.E.P.’s Chairman and Chief Executive Officer, stated: “Because there will be no conference call highlighting some of the financial results, I have gone into more detail in discussing my comments for this release, which parallels our 10-Q filing. Business conditions continued to be challenging. However, sales stayed firm with the prior quarter and increased 3.1 percent, compared to the same period last year. I am greatly pleased that our sales for the nine-month period increased 4.8 percent to an all-time record of $163,063,000.

“For the fiscal 2007 third quarter, the Company reported net income of $370,000, or $0.10 per diluted share, compared to net income of $345,000, or $0.09 per diluted share for the third quarter last year. After excluding the change in the put warrant liability and other non-recurring items, the Company reported net income of $971,000, or $0.26 per diluted share for the nine months as compared to $829,000, or $0.22 per diluted share during the same period last year.

“I am especially pleased to report that for the third quarter of fiscal 2007, the Company generated $2.4 million of cash from operations, compared to $1.3 million in the third quarter of fiscal 2006. For the first nine months of fiscal 2007, the Company generated $2.5 million of cash from operations, compared to $1.7 million for the same period last year.

“Although, the outlook for the current quarter remains uncertain, the Company is pursuing several new initiatives to offset current market weaknesses.”

On January 10, 2007, the Company reported that as of November 30, 2006, it was in violation of a financial covenant that requires the Company to maintain a certain senior debt to trailing EBITDA ratio. On January 12, 2007, the Company was granted a waiver of the non-compliance with this covenant from the Company’s lenders.

Certain statements in this press release, including statements relating to the success of the Company’s several new initiatives to offset current market weaknesses, are forward-looking statements, which are made pursuant to the safe-harbor provisions of the Securities Litigation Reform Act of 1995. The forward-looking statements are made only as of the date of this report and are subject to risks and uncertainties which could cause actual results to differ materially from those discussed in the forward-looking statements and from historical results of operations. Among the risks and uncertainties that could cause such a difference are our assumptions relating to the expected growth in sales of our products, the continued success of our manufacturing processes, continued increases in the cost of raw materials and finished goods, improvements in productivity and cost reductions, the continued success of initiatives with certain of our customers, the success of our price increases initiatives, and the success of our sales and marketing efforts. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of our Annual Report on Form 10-K for the year ended February 28, 2006, as amended, filed with the SEC, and in other reports already filed with the SEC.

-Financial Information Follows-

Q.E.P. CO., Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	November 30, 2006	February 28, 2006
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,111	$852
Accounts receivable, less allowance for doubtful accounts of approximately $276 and $361 as of November 30, 2006 and February 28, 2006, respectively	31,605	33,258
Inventories	30,347	34,128
Prepaid expenses and other current assets	3,399	3,717
Deferred income taxes	660	617

Total current assets	67,122	72,572

Property and equipment, net	7,265	8,296
Goodwill	9,578	16,799
Other intangible assets, net	2,914	3,109
Other assets	208	310

Total Assets	$87,087	$101,086

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade accounts payable	$17,996	$24,041
Accrued liabilities	7,795	7,655
Lines of credit	28,463	26,284
Current maturities of long term debt	4,162	4,431
Put warrant liability	978	2,298

Total current liabilities	59,394	64,709

Notes payable	3,030	4,950
Other long-term debt	2,601	4,197
Deferred income taxes	214	213

Total Liabilities	65,239	74,069

Commitments and Contingencies	—	—
SHAREHOLDERS’ EQUITY
Preferred stock, 2,500,000 shares authorized, $1.00 par value; 336,660 shares issued and outstanding at November 30, 2006 and February 28, 2006, respectively	337	337
Common stock; 20,000,000 shares authorized, $.001 par value; 3,513,341 and 3,458,341 shares issued, and 3,430,401 and 3,387,401 shares outstanding at November 30, 2006 and February 28, 2006, respectively	3	3
Additional paid-in capital	9,964	9,539
Retained earnings	15,151	21,205
Treasury stock; 82,940 and 70,940 shares held at cost outstanding at November 30, 2006 and February 28, 2006, respectively	(639)	(543)
Accumulated other comprehensive income	(2,968)	(3,524)

	21,848	27,017

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$87,087	$101,086

Q.E.P. CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended November 30,		For the Nine Months Ended November 30,
	2006	2005	2006	2005
		As Restated		As Restated
Net sales	$54,455	$52,822	$163,063	$155,641
Cost of goods sold	39,760	38,472	118,238	112,540

Gross profit	14,695	14,350	44,825	43,101

Operating costs and expenses:
Shipping	5,560	5,095	16,665	15,416
General and administrative	4,430	4,721	14,565	13,944
Selling and marketing	3,551	3,555	10,842	10,665
Impairment loss on goodwill and other intangibles	(78)	—	7,520	—
Other expense (income), net	(38)	(111)	(41)	(1,275)

Total operating costs and expenses	13,425	13,260	49,551	38,750

Operating income (loss)	1,270	1,090	(4,726)	4,351

Change in put warrant liability	3	88	1,319	1,050
Interest expense, net	(711)	(681)	(2,167)	(1,811)

Income (loss) before provision for income taxes	562	497	(5,574)	3,590

Provision for income taxes	192	152	457	1,003

Net income (loss)	$370	$345	$(6,031)	$2,587

Net income (loss) per share:
Basic	$0.10	$0.10	$(1.78)	$0.76

Diluted	$0.10	$0.09	$(1.78)	$0.69

Weighted-average number of common shares outstanding
Basic	3,423	3,387	3,402	3,387

Diluted	3,623	3,741	3,402	3,756

Net Income (Loss) Compared to Net Income Adjusted for the Change in the

Put Warrant Liability and Non-Recurring Items

(In thousands except per share data)

While Net Income Adjusted for the Change in the Put Warrant Liability and Non-Recurring Items is not a measure of financial performance under generally accepted accounting principles, the Company believes that the measure provides meaningful comparisons of the Company’s current and projected operating performance with its historical results. The Company uses Net Income Adjusted for the Change in the Put Warrant Liability and Non-Recurring Items as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. Net Income Adjusted for the Change in the Put Warrant Liability and Non-Recurring Items is not meant to be considered a substitute or replacement for Net Income as prepared in accordance with generally accepted accounting principles. The reconciliation of Net Income to Net Income Adjusted for the Change in the Put Warrant Liability and Non-Recurring Items is as follows:

	Net Income Adjusted for the Change in the Put Warrant Liability and Other Non-Recurring Items
	For the Three Months Ended November 30,		For the Nine Months Ended November 30,
	2006	2005	2006	2005
		(As Restated)		(As Restated)
Net income (loss), as reported (a)	$370	$345	$(6,031)	$2,587
Add back (deduct):
Impairment loss on goodwill and other intangible assets	(78)	—	7,520	—
Realization of currency translation loss related to the disposition of certain assets and obligations of the Holland subsidiary	—	—	447	—
Loss related to the disposition of certain assets and obligations of the Holland subsidiary, net of tax benefit	—	—	354	—
Gain on sale of carpet seaming tape business, net of tax	—	—	—	(708)
Change in put warrant liability	(3)	(88)	(1,319)	(1,050)

Net income adjusted for the change in the put warrant liability and non-recurring items (b)	$289	$257	$971	$829

Earnings (loss) per share, as reported:
Basic ((a)/(c))	$0.10	$0.10	$(1.78)	$0.76
Diluted ((a)/(d))	$0.10	$0.09	$(1.78)	$0.69

Weighted average number of shares outstanding, as reported:
Basic (c)	3,423	3,387	3,402	3,387
Diluted (d)	3,623	3,741	3,402	3,756

Earnings per share adjusted for the change in the put warrant liability and non-recurring items:
Basic ((b)/(e))	$0.08	$0.08	$0.28	$0.24
Diluted ((b)/(f))	$0.08	$0.07	$0.26	$0.22

Weighted average number of shares outstanding as adjusted for the change in the put warrant liability and non-recurring items:
Basic (e)	3,423	3,387	3,402	3,387
Diluted (f)	3,623	3,741	3,679	3,756

Q.E.P. CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	For the Nine Months Ended November 30,
	2006	2005
		– As Restated –
Cash flows from operating activities:

Net income (loss)	$(6,031)	$2,587

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,895	3,101
Impairment loss on goodwill and other intangibles	7,520	—
Change in fair value of put warrant liability	(1,319)	(1,050)
Write-off of Holland accumulated foreign translation	447	—
Bad debt expense	171	328
Gain on sale of business	—	(1,120)
Stock-based compensation expense	191	—
Deferred income taxes	(42)	(234)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	1,482	(4,552)
Inventories	3,782	303
Prepaid expenses and other current assets	318	634
Other assets	4	(621)
Trade accounts payable and accrued liabilities	(5,930)	2,307

Net cash provided by operating activities	2,488	1,683

Cash flows from investing activities:
Capital expenditures	(485)	(1,267)
Acquisitions, net of cash acquired	—	(2,512)

Net cash used in investing activities	(485)	(3,779)

Cash flows from financing activities:
Net borrowings under lines of credit	1,552	900
Borrowings of long-term debt	—	3,224
Repayments of long-term debt	(2,087)	(1,677)
Repayments of acquisition debt	(1,834)	(870)
Payments related to the purchase of treasury stock	(90)	(90)
Proceeds from exercise of stock options	257	10
Dividends	(22)	(8)

Net cash (used in) provided by financing activities	(2,224)	1,489

Effect of exchange rate changes on cash	480	(168)

Net decrease in cash	259	(775)
Cash and cash equivalents at beginning of period	852	1,869

Cash and cash equivalents at end of period	$1,111	$1,094

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